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                                                                   EXHIBIT 10.24

                               SUBLEASE AGREEMENT


     THIS SUBLEASE AGREEMENT (the "Sublease") made as of the 21st day of June, 1999, by and between Virginia Electric and Power Company, a Virginia public service corporation (Sublandlord"), and Net2000 Communications Real Estate, Inc., a Delaware corporation (Subtenant").

     WHEREAS, Sublandlord is a party to a certain lease by and between Sublandlord, as lessee, and James River Plaza Company, a Minnesota General Partnership ("James River"), as lessor, dated December 28, 1976 (the "Existing Lease"), the Collateral Assignment of Lease and Rents between James River and Bankers Life Company, Society for Savings, American United Life and United Benefit Life Insurance Company dated December 28, 1976 (the "Collateral Assignment"), the Assignment of Lease between James River, as assignor, Dominion Resources, Inc., a Virginia corporation ("DRI"), as assignee, and Landlord dated November 18, 1985 (the "Assignment"), and the Amendment to lease Agreement between DRI and Sublandlord dated September 1, 1997 (the "Amendment") (the Existing Lease, the Collateral Assignment, the Assignment and the Amendment are hereinafter collectively referred to as the "Master Lease") in which Sublandlord leased, as tenant, from James River the building located at 701 East Cary Street (also known as "One James River Plaza"), Richmond, Virginia (the "Building"). A true and correct copy of the Master Lease is attached hereto and by this reference made a part hereof as Exhibit A; and

     WHEREAS, Sublandlord and Subtenant desire that Subtenant (a) sublease from Sublandlord a portion of the Building comprising approximately 8,000 rentable square feet on level 1B of the Building (the "1B Space"), as more particularly delineated on the floor plan attached hereto and by this reference made a part hereof as Exhibit B, and (b) sublease from Sublandlord a portion of the Building comprising approximately 900 rentable square feet on levels 2B and 3B of the Building (the "2B and 3B Space"), as more particularly delineated on the floor plan attached hereto and by this reference made a part hereof as Exhibit C (the 1B Space and the 2B and 3B Space are hereinafter collectively referred to as the "Subleased Premises").

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. LEASING

     Sublandlord subleases to Subtenant the Subleased Premises, and Subtenant subleases from Sublandlord the Subleased Premises, upon and subject to the covenants, agreements and conditions contained in this Sublease.



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2. TERM

     (a) Except as otherwise provided in this Sublease, the term of this Agreement shall be for a period of ten (10) years (the "Initial Term") and shall commence upon the date this Agreement has been fully executed by Sublandlord and Subtenant (the "Sublease Commencement Date"); provided however, that if on or before August 1, 1999, this Sublease shall not be fully executed by Sublandlord and Subtenant this Sublease shall become automatically null and void and neither party shall have any liability or responsibility whatsoever to the other under this Sublease, except as set forth herein. The term of this Sublease shall automatically renew for two (2) successive periods of five (5) years each (collectively, the "Renewal Terms", and individually a "Renewal Term"), provided Subtenant is not in default under this Sublease, unless Subtenant notifies Sublandlord in writing of Subtenant's intention to terminate this Sublease at least twelve (12) months prior to the expiration of the Initial Term or the first Renewal Term, as the case may be. Notwithstanding any provisions in this Sublease to the contrary, the Term of this Sublease shall automatically terminate, without further action by the Subtenant or Sublandlord and without any further liability or responsibility whatsoever by either party to the other, except for any liabilities and obligations which expressly survive any termination or expiration of this Sublease, upon any termination or expiration of the Master Lease or any renewal thereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Any reference herein to the "Term" shall be deemed to include the Initial Term and any Renewal Terms.

     (b) Notwithstanding the date of the Sublease Commencement Date set forth above in Paragraph 2(a), Subtenant and Sublandlord agree that Subtenant took possession of the Subleased Premises on May 1, 1999 (the "Possession Date"), at its sole risk, pursuant to a letter agreement between Subtenant and Sublandlord dated April 30, 1999, a copy of which is attached hereto and by this reference made a part hereof as Exhibit D, for the purpose of preparing the Subleased Premises for occupancy by Subtenant. Except as provided in the letter agreement, all of the provisions of this Sublease shall apply and shall supersede the letter agreement commencing as of the date of this Sublease and continuing through the expiration or earlier termination of the Term.

3. INCORPORATION OF MASTER LEASE

     (a) This Sublease is expressly subject and subordinate to the Master Lease, the terms and provisions of which are expressly incorporated herein by this reference (except as otherwise provided in Paragraph 3(b) of this Sublease). Except for the payment of rent, Subtenant shall, with respect to the Subleased Premises, perform and observe all of the applicable obligations, terms, covenants and conditions of the Master Lease which are to be performed or observed by Sublandlord, as Tenant, under the Master Lease. Subtenant shall not take any action or fail to take any action that shall cause Sublandlord to be in default under the Master Lease, regardless of the provisions of Paragraph 3(b) of this Sublease. Subtenant shall be entitled to receive the benefit of all utilities, services, maintenance, repairs and replacements provided to Sublandlord

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by DRI under the Master Lease, if any, as they apply to the Subleased Premises, provided, however, Subtenant understands, acknowledges and agrees that Sublandlord shall have no liability whatsoever to Subtenant if DRI shall not provide any such utilities, services, maintenance, repairs or replacements or shall not otherwise timely and properly comply with or perform its obligations, covenants and agreements under the Master Lease for any reason not due to a default by Sublandlord under the Master Lease which is not caused by or does not directly, indirectly or consequentially arise out of or in connection with or does not relate to any default by Subtenant under this Sublease or any act, omission, negligence, or willful or criminal act of Subtenant or its agents, employees, officers, contractors, tenants, concessionaires, servants, licensees, invitees, guests, successors, customers or assigns. All capitalized terms used in this Sublease Agreement, unless specifically defined herein, shall have the same meaning and definition as used in the Master Lease.

     (b) Notwithstanding the foregoing, Subtenant shall have no obligation with respect to the following provisions of the Master Lease, and such provisions of the Master Lease are expressly not incorporated into this Sublease: 3; 4; 5(a) and 5(b); 6(a), 6(b)(i); 7(a); 11; 12(a); 12(b), 12(c), 12(d); 13(e)(I),
13(e)(ii); 14; 15; 16; 17; 22; Schedule B, Schedule C, Schedule D; and the Collateral Assignment. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided, however, that if the Master Lease terminates as a result of the occurrence a default by Sublandlord under the Master Lease, which is not caused by, or does not directly, indirectly or consequentially arise out of or in connection with, or does not relate to, any default by Subtenant under this Sublease or any act, omission, negligence or willful or criminal act of Subtenant or its agents, employees, officers, contractors, tenants, concessionaires, servants, licensees, invitees, guests, successors, customers or assigns, then Sublandlord shall be liable to Subtenant for all direct damages suffered by Subtenant as a result of such termination.

     (c) Sublandlord agrees that (except as set forth in the sentence immediately following) it will not, without the prior written consent of Subtenant, enter into an agreement with DRI, the effect of which would be to terminate or materially adversely affect Subtenant's use and occupancy of the Subleased Premises substantially in accordance with the terms of this Sublease. The immediately preceding sentence shall not, however, prevent Sublandlord from exercising any right available to Sublandlord pursuant to the master Lease to terminate the Master Lease, including, but not limited to, following a casualty or condemnation affecting the Building and/or the common areas of the Building (the "Common Areas") or a default by DRI under the Master Lease. In the event of a conflict between the Master Lease and the Sublease, the terms of the Master Lease shall prevail. Sublandlord represents and warrants that the Master Lease is in full force and effect and that it is not in default under the Master Lease as of the date of this Sublease.

4. RENT

     (a) During the Term of this Sublease, commencing on the date which shall be sixty (60) days after the Possession Date (the "Rent Commencement Date") and continuing on the first day of each month thereafter during the Term, Subtenant will pay to Sublandlord for the

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Subleased Premises an annual base rent of One Hundred Sixty-Five Thousand Seven
Hundred and 00/100 ($165,7000.00) Dollars (the "Annual Rent"), payable in advance in equal monthly installments of Thirteen Thousand Eight Hundred Eight and 33/100 ($13,808.33) Dollars. Annual rent shall not include Subtenant's own electricity and janitorial services, for which Subtenant shall pay separately. The Annual Rent shall be increased, starting on the date which is eighteen (18) months from the Rent Commencement Date and thereafter each and every subsequent year during the Initial Term of this Sublease on the anniversary of the Rent Commencement Date by an amount equal to three percent (3%) of the immediately preceding year's Annual Rent (except for the second rent increase which shall be based on the six (6) month period beginning on the date which is eighteen (18) months from the Rent Commencement Date and ending on the second anniversary of the Rent Commencement Date) (the "Initial Term Rent Escalation"). Sublandlord shall notify Subtenant of the first Initial Term Rent Escalation. Sublandlord's failure to provide such notice shall not be a waiver of Sublandlord's right to collect the Initial Term Rent Escalation, and Subtenant shall pay on demand all the Initial Term Rent Escalation amounts not collected by Sublandlord should Sublandlord fail to provide such notice or collect the Initial Term Rent Escalation. If the Sublease Commencement Date shall not be on the first day of a month, the first payment of Annual Rent shall be due and payable on the Rent Commencement Date and Sublandlord shall prorate the Annual Rent for the period from the Rent Commencement Date to the first day of the first full calendar month after the Rent Commencement Date. The prorated Annual Rent shall be computed by multiplying one (1) monthly installment of Annual Rent by a fraction, the numerator of which is the number of calendar days from the Rent Commencement Date to the first calendar day of the first full calendar month after the Rent Commencement Date and the denominator of which is the actual number of days in the month.

     (b) Subtenant shall deliver the monthly installments of the Annual Rent to Sublandlord on or before the first (1st) day of each calendar month of the Term. All Annual Rent and other amounts due under this Sublease payable by Subtenant to Sublandlord shall be paid to Sublandlord in lawful money of the United States, without any prior notice or demand therefor except as set forth in Paragraph 4(a), and without abatement, deduction, setoff, recoupment, or counterclaim. All payments of Annual Rent and other amounts due under this Sublease shall be sent to Sublandlord at One James River Plaza, P.O. Box 26666, Richmond, Virginia 23261, Attention: Senior Real Estate Administrator, or to such other party or place as Sublandlord may from time to time designate in writing.

     (c) If Subtenant notifies Sublandlord of Subtenant's intent to renew this Sublease as set forth in Paragraph 2(a) twelve (12) months before the expiration of the Initial Term or twelve (12) months before the end of the first Renewal Term, as the case may be, then Sublandlord and Subtenant agree to negotiate a mutually agreeable Annual Rent for such Renewal Term, and escalation thereof, if any, for the Subleased Premises. If Sublandlord and Subtenant cannot agree on Annual Rent for such Renewal Term, and escalation thereof, if any, for the first Renewal Term or the second Renewal Term, on or before six (6) months before the end of the Initial Term or the first Renewal Term, then this Sublease shall not be renewed and shall terminate at the end of the Initial Term of the first Renewal Term, as the case may be, without further actions by the Subtenant or Sublandlord and without any further liability or responsibility

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whatsoever by either party to the other, except for any liabilities and obligations which expressly survive the termination or expiration of this Sublease.

     (d) Subtenant covenants and agrees to pay to Sublandlord, from time to time as provided in this Sublease, and as "Additional Rent":

         (i) a late charge equal to five percent (5%) of any installment of Annual Rent or Additional Rent, which is not received by Sublandlord within ten (10) days after the due date thereof;

         (ii) interest at an annual rate equal to twelve percent (12%) ("Interest") on all installments of Annual Rent and Additional Rent not received within five (5) days after the due date, until the date payment is actually received by Sublandlord;

         (iii) all other costs, expenses, amounts and sums which Subtenant agrees to pay to Sublandlord and/or to third parties (including, but not limited to, the amounts described in Paragraph 29(a) of this Sublease) in those circumstances in which Subtenant shall fail or refuse to pay such third parties and the same is paid instead by Sublandlord, together with Interest from the date paid by Sublandlord until the date payment is actually received by Sublandlord;

         (iv) Sublandlord's reasonably estimated cost per gallon of diesel fuel consumed by Subtenant's generator located in the 3B Space (the "Fuel Payment"). Subtenant's diesel fuel consumption from Sublandlord's tank located at level 3B of the Building shall be measured by direct metering. Sublandlord shall provide Subtenant with a bill at the end of the month for the Fuel Payment. Subtenant shall deliver the Fuel Payment to Sublandlord on or before the fifth (5th) day of each calendar month.

     In the event of any failure by Subtenant to pay any Additional Rent, Sublandlord shall have all the rights, powers and remedies provided for in this Sublease or at law or in equity or otherwise in the event of the nonpayment of Annual Rent.

5. SECURITY DEPOSIT

     Subtenant shall give Sublandlord a check in the amount of Ten Thousand Dollars ($10,000.00) on the Sublease Commencement Date as a security deposit (the "Security Deposit") to be held by Sublandlord in an non-interest bearing account. During the Term, if Sublandlord determines, in its reasonable discretion, that any deduction is to be made from the Security Deposit for charges arising under this Sublease or by law, Sublandlord will give written notice to Subtenant of such deduction and the reason for such deduction within thirty (30) days after Sublandlord makes such deduction. Subtenant agrees to pay Sublandlord such sums as may be necessary to restore the Security Deposit to the amount set forth above.

     Within 30 days after the termination of this Sublease, Sublandlord may apply the Security Deposit to offset any damages Sublandlord has sustained due to Subtenant's failure to (a)

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maintain the Subleased Premises, (b) surrender possession of the Subleased
Premises as specified in paragraph 14(a) hereof (reasonable wear and tear excepted), or (c) fully comply with the terms of this Sublease. Any remaining balance shall be applied to unpaid Annual Rent and/or unpaid Additional Rent. Sublandlord shall provide Subtenant with an itemized written accounting, showing all such deductions and the reasons for such deductions. Within thirty (30) days after the termination or expiration of this Sublease, Sublandlord shall give or mail to Subtenant the Security Deposit of its balance, and any interest earned thereon.

     If Sublandlord sells, assigns or otherwise transfers all of its interest in the Subleased Premises during the Term or does not renew the master Lease, Subtenant agrees that Sublandlord may transfer the Security Deposit to the purchaser or DRI, respectively. Upon written notice to Subtenant of such Security Deposit transfer, the Sublandlord shall no longer have any obligations or responsibility to Subtenant with regard to the Security Deposit.

6. ASSIGNMENT AND SUBLETTING

     (a) Subtenant may not assign its interest in this Sublease or sublet all or any part of the Subleased premises without the prior written consent of Sublandlord, such consent to be in Sublandlord's sole and absolute discretion. No permitted assignment or subletting shall relieve Subtenant of any liability for the payment of Annual Rent, Additional Rent or other obligations under this Sublease. Any attempted assignment or subletting by Subtenant under this Sublease without Sublandlord's prior written consent shall be void and shall constitute a default by Subtenant under this Sublease. An assignment by operation of law shall also be deemed a prohibited assignment under this Paragraph 6. In addition, for the purposes of this Paragraph 6, the word "assignment" shall be defined and deemed to include the following: (a) any dissolution or reorganization of Subtenant; or (b) the sale or other transfer of more than twenty-five percent (25%) of the capital stock of Subtenant or the sale of more than twenty-five (25%) in value of the assets of Subtenant. any acceptance of Annual Rent by Sublandlord after any unpermitted assignment shall not constitute approval thereof by Sublandlord. Subtenant's rights under this Sublease may not become and shall not be listed by Subtenant as an asset under any bankruptcy, insolvency or reorganization proceedings. No consent to any assignment or subletting shall be deemed to be a consent to any further assignment or subletting and the prior written consent of Sublandlord to the same shall be required in each instance. Notwithstanding the provisions of this Paragraph 6(a), Subtenant may (i) assign its rights under this Sublease to an entity which controls Subtenant, is controlled by Subtenant, or which is under common control with Subtenant without Sublandlord's prior approval; or (ii) assign its rights under this Sublease to an entity that acquires Subtenant or control of Subtenant after obtaining Sublandlord's prior written consent, such consent not to be unreasonably withheld, conditioned, delayed.

     (b) Notwithstanding the provisions of Paragraph 6(a) above, Sublandlord agrees that Subtenant may allow Subtenant's telecommunications customers ("Subtenant's Telecommunications Customers") to co-locate their telecommunications equipment and facilities in the Subleased Premises; provided, however, that Subtenant's Telecommunications Customers shall be required to comply with all the terms and conditions of this Sublease. Subtenant shall be

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responsible and liable for Subtenant's Telecommunications Customers compliance with all the terms and conditions of this Sublease.

7. PERSONAL PROPERTY AND FIXTURES

     All of Subtenant's personal property placed or installed in the Building, the Common Areas and the Subleased Premises pursuant to this Sublease shall be and remain Subtenant's property and shall remain in the Building, the Common Areas and the Subleased Premises at Subtenant's sole risk. Sublandlord shall not be liable for and Subtenant hereby releases Sublandlord from any and all liability for theft of Subtenant's personal property or any damage thereto. Provided Subtenant is not in default under this Sublease, Subtenant shall remove its personal property, so long as Subtenant shall repair and restore any damage or injury to the Building the Subleased Premises and the Common Areas to the condition in which the Building, the Subleased Premises and the Common Areas to the condition in which the Building, the Subleased Premises and the common Areas existed on the Possession Date, reasonable wear and tear, loss by fire or other casualty or condemnation not caused by Subtenant, or repairs which are Sublandlord's or DRI's obligation, excepted, unless Sublandlord waives such right in writing. Subtenant's "personal property" shall include the telecommunications switch and peripheral equipment, the emergency generator, the backup battery system, the emergency HVAC units, the electric disconnect switch, the security system and the rooftop antenna ("Subtenant's Equipment"), but shall not include the conduits, cabling, the electrical wiring, the fire suppression system, or any structural alteration.

8. REPAIR, MAINTENANCE AND ALTERATIONS

     (a) Throughout the Term of this Sublease, Subtenant shall, at its sole cost and expense, keep and maintain the Subleased Premises and every part thereof and all property located therein, in good condition and repair, reasonable wear and tear excepted. In addition, Subtenant shall, at its sole cost and expense, promptly repair and replace any damage or injury to the Subleased Premises, the Building and the Common Areas and the plumbing, electrical, HVAC, security and safety systems of the Building which is in any manner whatsoever caused in whole or in part by any act, omission, negligence or willful or criminal act of Subtenant or any of its employees, agents, officers, contractors, servants, licensees, tenants, concessionaires, guests, invitees, successors or assigns or Subtenant's Telecommunications Customers. Sublandlord shall have the right to make any repairs and replacements which Subtenant does not commence within three
(3) days after receiving written notice from Sublandlord of the need for such repairs and does not thereafter diligently and continuously pursue to completion. Subtenant shall pay Sublandlord all reasonable costs and expenses of such repairs within thirty (30) days after receipt of invoice therefor, together with Interest thereon from the date the invoice is given to Subtenant to the date paid. Upon the expiration or termination of this Sublease, Subtenant shall surrender the Subleased Premises to Sublandlord in as good condition as they were in at the Possession Date, reasonable wear and tear, loss by fire or other casualty or condemnation not caused by Subtenant, or repairs which are Sublandlord's or DRI's obligation, excepted, unless such right has been waived in writing by Sublandlord.

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     (b) Subtenant shall have the right to make any alterations to the Building, the Common Areas and the Subleased Premises necessary for the operation of Subtenant's telecommunications business after obtaining Sublandlord's written consent to such alterations, such consent not to be unreasonably withheld, conditioned, or delayed, Prior to making any alterations to the Subleased Premises, the Common Areas and/or the Building, Subtenant shall first submit the plans and specifications for the alterations to Sublandlord for Sublandlord's written approval, such approval not to be unreasonably withheld, delayed, or conditioned. Sublandlord shall use reasonable efforts to approve or disapprove the plans and specifications within ten (10) business days after Sublandlord's receipt of such plans and specifications. Such plans and specifications shall be deemed approved if Sublandlord does not approve or disapprove the plans in writing within said 10-day period. subtenant shall also submit in writing to Sublandlord the names of Subtenant's general contractor, construction manager, subcontractors, architect and engineer for Sublandlord's written approval of Subtenant's general contractor, construction manager and subcontractors, such approval not to be unreasonably withheld, delayed or conditioned. Sublandlord shall use reasonable efforts to approve or disapprove Subtenant's general contractor construction manager and subcontractors, within ten (10) business days after Sublandlord's receipt of such information. Subtenant's general contractor, construction manager and subcontractors shall be deemed approved if Sublandlord does not approve or disapprove Subtenant's general contractor, construction manager and subcontractors, in writing within said 10-day period.
If Sublandlord and Subtenant are unable to agree upon any plans or specifications that Subtenant submits to Sublandlord prior to the Rent Commencement Date, then Subtenant shall have the right to terminate this Sublease upon ten (10) days prior written notice to Sublandlord. If Subtenant terminates this Sublease prior to the Rent Commencement Date in accordance with the previous sentence, then Subtenant shall restore the Building, the Common Areas and the Subleased Premises to their condition as of the Possession Date, reasonable wear and tear excepted, and shall be responsible for all of Subtenant's liabilities and obligations that survive the termination of this Sublease. Subtenant's alterations to the Subleased Premises and the Building shall not interfere with any occupant's use of the Building. Subtenant shall have the right to perform alterations twenty-four (24) hours a day, seven (7) days a week with reasonable access to freight elevators and other common areas of the Building provided Subtenant shall coordinate the performance of such alterations with Sublandlord prior to the commencement of the alterations so that Subtenant's alterations will not interfere with any occupant's use of the Building. Subtenant shall fully indemnify DRI and Sublandlord (including their respective partners, stockholders, officers, directors, employees, agents, representatives, contractors, tenants, concessionaires, guests, licensees, and invitees) and their respective successors and assigns for any and all direct and indirect costs, injuries, expenses, including, but not limited to, attorneys' fees, claims and damages Sublandlord and DRI may incur as a result of any alteration to the Building or the Subleased Premises made by or on behalf of Subtenant. All such alterations shall be made at Subtenant's sole cost and expense. No such alterations shall decrease the value of the Building. Any and all alterations, additions, or other improvements made by Subtenant, with or without the consent of Sublandlord, regardless of how attached (except movable trade fixtures), shall become immediately upon installation and thereafter remain the property of Sublandlord, without compensation therefor to Subtenant, unless otherwise agreed to in writing by Sublandlord; provided, however, Sublandlord shall have the right to require that Subtenant, upon the termination or at the

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expiration of this Sublease, remove any or all such alterations, additions and improvements and restore the Subleased Premises and the Building to their original condition as of the Possession Date, reasonable wear and tear, loss by fire or other casualty or condemnation not caused by Subtenant, or repairs which are Sublandlord's or DRI's obligation, excepted, unless such right has been waived in writing by Sublandlord. Subtenant agrees to maintain, replace and keep in good order and repair any and all such alterations, additions and improvements during the Term of this Sublease.

     (c) All maintenance, repairs and replacements to be made and/or performed by Subtenant under this Sublease shall be made in a good and workmanlike manner consistent with the quality of labor and materials used in the Building and in compliance with all applicable laws, ordinances, rules and regulations of governmental and private authorities (including underwriters and rating bureaus).

     (d) Sublandlord represents and warrants to Subtenant that the floor load for the Subleased Premises is greater than 80 lbs. per usable square foot.

     (e) Subtenant shall have the right to reinforce the floor load capacity to obtain the capacities required. The floor load requirements will be determined as part of the architectural plans Subtenant shall submit to Sublandlord for alterations. All such construction and alterations shall be subject to the terms and conditions of Paragraph 8(b) hereof.

     (f) Subtenant shall have the right to replace the existing fire suppression system in the Premises with an independent system that shall comply with all local building and fire codes and ordinances. The installation of such fire suppression system shall also comply with all local codes and ordinances. All such construction and alterations shall be subject to the terms and conditions of Paragraph 8(b) hereof.

     (g) Subtenant shall have the right to reroute any water pipe or drain that passes through the Subleased Premises and provides services to other areas of the Building. In the event these pipes or drains cannot be rerouted, Subtenant shall have the right to "pan" the pipes and drains to a main Building drain provided by the Sublandlord. All such construction and alterations shall be subject to the terms and conditions of Paragraph 8(b) hereof.

     (h) Subtenant shall have the right to install and operate one (1) Global Positioning Satellite antenna (the "GPS Antenna") on the roof of the Building. Subtenant shall not be charged any license fee or rent for this right. The location of the GPS Antenna shall be subject to Sublandlord's consent, such consent to be in Sublandlord's sole discretion. All such installation, construction and maintenance shall be subject to the terms and conditions of Paragraph 8(b) hereof.

     (i) Subtenant shall have the right to install, maintain, operate, repair, replace and remove a 500 KW emergency generator in the 3B Space (the "Generator"). Subtenant shall have the right to use fuel from Sublandlord's diesel fuel tank on level 3B for the operation of the Generator in accordance with the terms and conditions of Paragraph 4(d)(iv) hereof.

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Sublandlord shall assist Subtenant in obtaining approval from local authorities to locate the Generator in such area. If approval cannot be obtained, Subtenant shall notify Sublandlord immediately, and Sublandlord shall work with Subtenant to provide a suitable alternative. Subtenant shall be responsible for and liable for any damages caused by the operation of the Generator and use by Subtenant storage of fuel and shall defend, indemnify and hold harmless DRI and Sublandlord (including their respective partners, stockholders, officers, directors, employees, agents, representatives, contractors, tenants, concessionaires, guests, licenses and invitees) and their respective successors and assigns in accordance with the terms and conditions of Paragraph 9(d) hereof for any and all direct and indirect cost, injuries, expenses, including, but not limited to, attorney's fees, claims and damages Sublandlord and DRI may incur as a result of Subtenant's installation, maintenance, operation, repair, replacement and removal of the Generator. All such construction, installation, maintenance, operation, repair, replacement and removal shall be subject to the terms and conditions of Paragraph 8(b) hereof.

     (j) Subtenant shall have the right to install, at its sole expense, emergency power batteries within the Subleased Premises having sufficient capacity to sustain Subtenant's telecommunications operations for at least eight
(8) hours. The batteries for such power plant shall be of the sealed, suspended electrolyte, lead acid design, all in compliance with applicable codes. All such construction alterations, and installation shall be subject to the terms and conditions of Paragraph 8(b) hereof.

9. COMPLIANCE, INSURANCE AND INDEMNITY

     (a) Subtenant shall not use the Subleased Premises, the Common Areas or the Building for any unlawful purpose or so as to constitute a nuisance. Subtenant shall also, at Subtenant's sole expense, comply with all federal, state, county, city and municipal laws, ordinances and regulations affecting the Subleased Premises, the Building and the Common Areas, now existing or hereafter enacted.

     (b) During the Term, Subtenant shall comply with all of the insurance requirements set forth in the Master Lease as applicable to the Subleased Premises. Commencing on the Possession Date and continuing at all times thereafter through the Expiration Date, Subtenant shall also, at its sole cost and expense, maintain worker's compensation insurance covering its employees in statutory limits and commercial general public liability and property damage insurance of the mutual benefit of DRI, as owner, Sublandlord and Subtenant, with combined single limits of coverage of at least Five Million and 00/100 Dollars ($5,000,000) (with appropriate cross-liability endorsements so showing), all of which insurance policies shall insure against all liability of Subtenant and Subtenant's representatives, contractors, tenants, concessionaires, agents, servants, employees, guests, licensees, invitees, successors and assigns arising out of and in connection with Subtenant's use and occupancy of the Building, the Subleased Premises and the Common Areas, and which shall insure Subtenant's performance of its indemnity provisions contained in this Sublease. Subtenant shall deliver to Sublandlord certified copies of the certificates of all original insurance policies that it is required to maintain under this Sublease upon Subtenant's execution of this Sublease and at least twenty (20) business days prior to the renewal dates thereof. If Subtenant fails to provide the insurance coverage, certificates and/or receipts as required to be maintained by it under this Sublease, then Sublandlord may obtain such coverage without any prior notice to Subtenant and Subtenant shall reimburse the cost thereof to Sublandlord immediately on demand.

     (c) Anything in this Sublease to the contrary notwithstanding, Subtenant hereby releases and waives unto Sublandlord and DRI (including their respective partners, stockholders, officers, directors, employees, agents, representatives, contractors, tenants, concessionaires, guests, licensees, invitees), and their respective successors and assigns, all rights to claim or recover damages for any injury, loss, cost or damage to persons or to the Subleased Premises, whether or not caused by Sublandlord or DRI or their respective partners, stockholders, officers, directors, employees, agents, representatives, contractors, tenants, concessionaires, guests, licensees, invitees, successors or assigns. All policies of insurance carried or maintained by Subtenant pursuant to this Sublease shall contain, or be endorsed to contain, a provision whereby the insurer waives all rights of subrogation against DRI, Sublandlord and Subtenant, respectively. To the extent that Sublandlord and DRI are self-insured, the foregoing waiver of subrogation shall be deemed to have been given by Sublandlord and DRI, respectively, for any matter that would be covered under a general fire and casualty liability insurance policy.

     (d) Subtenant shall indemnify, defend, and hold DRI and Sublandlord and their respective partners, directors, shareholders, officers, representatives, agents, employees, contractors, servants, guests, invitees, licensees, tenants, concessionaires, successors and assigns harmless from and against any and all claims arising out of (i) Subtenant's use or occupancy of the Subleased Premises or any part thereof, (ii) any activity, work, or other thing done, permitted or suffered by Subtenant in or about the Subleased Premises, the Building, the Common Areas, or any part thereof, (iii) any breach or default by Subtenant in the performance of any if its obligations under this Sublease or the Master Lease, (iv) any act, omission, negligence or willful or criminal conduct of Subtenant, or any officer, representative, agent, employee, contractor, servant, invitee, guest, tenant, licensee, concessionaire, successor or assign of Subtenant or any of Subtenant's Telecommunications Customers, or (v) Subtenant's operation of a telecommunications business; and in each case from and against any and all damages, losses, liabilities, lawsuits, proceedings, causes of action, penalties, costs and expenses (including, but not limited to, attorneys' fees and costs at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (v) above, or any action brought thereon. If such action be brought against DRI and/or Sublandlord, Subtenant, upon notice from Sublandlord, shall defend the same through one or more counsel selected by Subtenant's insurer or other counsel acceptable to DRI and Sublandlord in DRI's and Sublandlord's sole and absolute discretion. subtenant assumes all risk of damage or loss to its property or injury or death to persons in, on, or about the Subleased Premises, from all causes except the deliberate act, gross negligence or intentional misconduct of Sublandlord. In addition, subject to the terms of Paragraph 8(c), Sublandlord shall indemnify, defend and hold Subtenant harmless from and against any and all claims arising out of (vi) any activity, work, or other thing done by Sublandlord in or about the Subleased Premises,
(vii) any breach or default by Sublandlord in the performance of any of its obligations under this Sublease, or (viii) any gross negligence or willful misconduct of Sublandlord or any officer, agent, employee or contractor of Sublandlord; and in each case from and against any and all damages, losses, liabilities, costs and expenses

(including attorneys' fees and costs at all tribunal levels) arising directly in connection with any such claim or claims as described in (vi) through (viii) above, or any action brought thereon. If such action be brought against Subtenant, Sublandlord, upon notice from Subtenant, shall defend the same through counsel selected by Sublandlord's insurer, or other counsel reasonably satisfactory to Subtenant. Sublandlord assumes all risk of damage or loss to its property or injury or death to persons in, on or about the Building and the Common Areas from all causes except the act, omission, negligence or willful or criminal conduct of Subtenant or its employees, representatives, officers, shareholders, agents, servants, contractors, tenants, concessionaires, licensees, invitees, guests, successors or assigns. The provisions of this Paragraph 8 shall survive the expiration or sooner termination of this Sublease.

     All furnishings, fixtures, equipment, effects and property of every kind, nature and description of Subtenant and all persons claiming by, through or under Subtenant which, during the Term or any access to or occupancy of the Subleased Premises by Subtenant or anyone claiming by, through or under Subtenant, may be in the Subleased Premises, shall be there at the sole risk and hazard of Subtenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by leakage or bursting of water pipes, steam pipes or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by DRI or Sublandlord unless the same shall be due to the gross negligence or willful misconduct of DRI or Sublandlord or their respective employees, agents, servants, successors or assigns. Notwithstanding the foregoing exculpation from liability, Sublandlord shall use all reasonable efforts to respond after receiving notification from Subtenant of emergency situations wherein such conditions or occurrences threaten to cause interruption or damage to Subtenant's telecommunications equipment, including, if necessary, entering into the premises of other tenants to cause the cessation of such adverse conditions or occurrences.

     (e) Subtenant's insurance policies required by this Sublease shall: (i) be issued by insurance companies licensed to do business in the Commonwealth of Virginia with general policyholder's ratings of at least A and a financial rating of at least VIII in the most current Best's Insurance Reports available on the Possession Date, or if such ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Sublandlord and DRI as additional insureds, as their interests may appear;
(iii) provide that the insurance not be cancelled or materially changed in the scope or amount of coverage unless thirty (30) days advance notice is given to Sublandlord and DRI; (iv) be primary policies, non-contributing with, or in excess of, the coverage that any additional insured may carry; (v) provide that any loss shall be payable notwithstanding any act or negligence of Sublandlord, Subtenant or DRI which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have contractual coverage endorsements insuring indemnities under this Sublease; and (vii) be maintained during the entire Term.

10. CONDITION OF SUBLEASED PREMISES

     Sublandlord shall deliver the Subleased Premises to Subtenant in the following condition at Sublandlord's sole cost and expense:

     (a) Any asbestos in the Subleased Premises or in any riser/shaft or roofing material required for Subtenant's conduit, telecommunication entrances or equipment shall be removed in compliance with all applicable laws at Sublandlord's expense. If such asbestos cannot be removed, all such asbestos shall be abated in compliance with all applicable laws at Sublandlord's expense.

     (b) Notwithstanding any construction by or on behalf of Subtenant, throughout the Term of this Sublease, Sublandlord shall keep the Building, including the roof, in good order and repair at Sublandlord's sole cost and expense, unless any damage to the Building is caused by Subtenant or its employees, agents, contractors, licensees, or invitees or Subtenant's Telecommunications Customers, in which case Subtenant shall, at Subtenant's sole cost and expense, promptly repair such damage to Sublandlord's satisfaction. To the best of Sublandlord's knowledge, the Building and the Subleased Premises are in compliance with all applicable laws, codes and ordinances. If the Subleased Premises and the Building are not in compliance with such laws, codes and ordinances then Sublandlord shall promptly cure any such non-compliance, at Sublandlord's sole cost and expense, unless such non-compliance is caused by Subtenant or its employees, agents, contractors, licensees, or invitees or Subtenant's Telecommunications Customers, in which case Subtenant shall, at Subtenant's sole cost and expense, promptly cure such non-compliance. Subtenant represents to Sublandlord that it has examined and inspected the Subleased Premises, found them to be satisfactory for Subtenant's use and accepts them in their "as is" condition, subject to latent defects.

11. DEFAULT OF SUBTENANT

     An Event of Default shall occur under this Sublease (a) if Subtenant shall fail to pay any installment of Annual Rent, Additional Rent, or other sums under this Sublease within five (5) days after Subtenant's receipt of written notice of Sublandlord's non-receipt thereof; (b) if Subtenant shall breach or fail to observe or perform any of the covenants, conditions, obligations and agreements of Subtenant under this Sublease (other than those described in Paragraph 11(a) hereof), and such failure shall continue and not be remedied within ten (10) business days after Subtenant's receipt of written notice thereof from DRI or Sublandlord, provided, however, that if a default is not, with due diligence and/or the payment of money, reasonably capable of being cured within such ten
(10) business day period, then Sublandlord shall not be entitled to exercise its remedies hereunder if Subtenant commences curing such default within said ten
(10) business day period and thereafter continues to prosecute diligently the completion of such cure within such longer period as is reasonably necessary under the circumstances, which period for completion of the curing of such default shall not in any event be after the time which would cause Sublandlord to be in default or would subject the Sublandlord to liability under the Master Lease; (c) if Subtenant files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; (d) if Subtenant or Guarantor makes any transfer in fraud of creditors as defined in
Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced) or has a receiver appointed for its assets (and such appointment shall not have been stayed or vacated within thirty (30) days); (e) if Subtenant permits the issuance, perfection or recordation of any mechanic's lien as an encumbrance against title to the Building or the Subleased Premises on account of any repairs or improvements constructed by or on behalf of Subtenant and Subtenant shall not, within thirty (30) days after receipt of written notice of such lien, cause said lien to be removed or bonded off; or (f) if Subtenant makes an assignment for the benefit of creditors. In addition to any other lawful right or remedies which it may have, Sublandlord may do the following:
(i) terminate this Sublease by written notice to Subtenant specifying a date therefor, which shall be no sooner than five (5) days following receipt of such notice by Subtenant, and this Sublease shall then terminate on the date so specified; or (ii) repossess the Subleased Premises, and with or without terminating this Sublease, relet the same at such amount as Sublandlord desires, in its sole and absolute discretion, and if the amount for which the Subleased Premises are relet is less than the Annual Rent, Additional Rent and all other obligations of Subtenant to Sublandlord hereunder, Subtenant shall immediately pay the difference, on demand, to Sublandlord, but if in excess of Annual Rent, Additional Rent and all other obligations of Subtenant hereunder, the entire amount obtained from such reletting shall belong to Sublandlord, free of any claim of Subtenant thereto, except that any such excess shall reduce any accrued present or future obligations of Subtenant under this Sublease. Upon the occurrence of an Event of Default, all expenses of Sublandlord in repairing, restoring, or altering the Subleased Premises for reletting as general office space or telecommunications co-location space, together with leasing fees and all other expenses in seeking and obtaining a new tenant, shall be charged to and be a liability of Subtenant. Sublandlord's attorneys' fees and costs in pursuing any of the foregoing remedies, or in collecting any Annual Rent or Additional Rent due by Subtenant hereunder, shall be paid by Subtenant. Subtenant further agrees that Sublandlord may obtain an order for unlawful detainer from any court of competent jurisdiction without prejudice to Sublandlord's rights to otherwise collect rents from Subtenant.

     All rights and remedies of Sublandlord are cumulative, and the exercise of any one shall not be an election excluding Sublandlord at any other time from exercising a different or inconsistent remedy. No exercise by Sublandlord of any right or remedy granted herein shall constitute or effect a termination of this Sublease unless Sublandlord shall so elect by written notice delivered to Subtenant. Sublandlord's delay in asserting or prosecuting any right, claim or cause of action accruing hereunder is not and shall not be deemed to be a waiver of, and shall not prejudice the same, or any other right, claim or cause of action, accruing hereunder at any time. No waiver by Sublandlord of any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of Annual Rent or Additional Rent by Sublandlord, even with knowledge of a default by Subtenant, shall not constitute a waiver of such default. No acceptance by Sublandlord of a lesser sum than the Annual Rent, late charges, Additional Rent, Interest or other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such installment or to pursue any other remedy in this Sublease provided.

12. LIENS

     Subtenant shall not create or permit to be created or to remain, and, shall promptly discharge or remove or otherwise render ineffective by payment or posting of a surety bond, or otherwise, within thirty (30) days after filing of such lien, at its sole cost and expense, any lien, encumbrance or charge (each or all of which are herein referred to as "Lien") upon the Building, the Common Areas, or the Subleased Premises, or any part thereof, that arises from the use or occupancy of the Subleased Premises by Subtenant or by reason of any labor, service or material furnished or claimed to have been furnished to Subtenant or by reason of any construction, repair or demolition by or on behalf of Subtenant. Notice is hereby given that Sublandlord shall not be liable for the cost and expense of any labor, services or material furnished or to be furnished with respect to the Subleased Premises, the Building or the Common Areas at or by the direction of Subtenant or anyone holding the Subleased Premises or any part thereof by, through or under Subtenant and that no laborer's, mechanic's or materialman's or other lien for any such labor, service or materials shall attach to or affect the interest of Sublandlord or DRI in and to the Subleased Premises, the Building or the Common Areas. Nothing in this Sublease contained shall be deemed or construed in any way as constituting the consent or request of Sublandlord or DRI, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvements or repair to or of the Subleased Premises, the Building or the Common Areas or any part thereof, nor as giving Subtenant any right, power or authority on behalf of Sublandlord or DRI to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Subleased Premises, the Building, the Common Areas or any part thereof. If Subtenant fails to discharge, remove or otherwise render ineffective by payment, posting of a surety bond, or otherwise, any Lien or to pay the cost of compliance with any regulation as hereinabove provided, Sublandlord, without declaring a default hereunder and without relieving Subtenant of any liability hereunder, and/or DRI may, but shall not be obligated to, discharge or pay the same, either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings, and any amount so paid by Sublandlord and/or DRI and all costs and expenses incurred by Sublandlord and/or DRI in connection therewith shall constitute Additional Rent hereunder and shall be paid by Subtenant to Sublandlord on demand with Interest thereon.

13. SUBORDINATION AND ATTORNMENT

     (a) This Sublease is automatically subject and subordinate to the rights of DRI in and to the Building and to the lien of all present and future mortgages, deeds of trust or similar instruments which may now or hereafter encumber the Building, the Common Areas, or the Subleased Premises, as well as to all present and future advances under all replacements, consolidations, renewals, extensions, modifications and refinancings of such mortgages, deeds of trust or similar instruments. The foregoing provisions shall be self-operative and no further instrument of subordination shall be required to effectuate such subordination. Upon request by

Sublandlord or DRI, however, Subtenant shall, within seven (7) days after request to do so, execute and deliver such documents confirming this subordination as Sublandlord and/or DRI may furnish provided such will not materially, adversely change the terms of this Sublease or unreasonably interfere with Subtenant's use and occupancy of the Subleased Premises. Subtenant covenants and agrees to attorn to any successor to Sublandlord's interests in the Subleased Premises. Subtenant agrees to execute within seven
(7) days after receipt of written request therefor, and as often as requested, estoppel certificates confirming any factual matter requested therein which is true and is within Subtenant's knowledge regarding this Sublease, the Subleased Premises, or Subtenant's use thereof, including, but not limited to, date of occupancy, the Sublease Commencement Date, the Possession Date, the Rent Commencement Date, the amount of Annual Rent and Additional Rent due and date to which Annual Rent and Additional Rent are paid, whether or not Subtenant has any defense or offsets to the enforcement of this Sublease or the Annual Rent or Additional Rent payable hereunder or knowledge of any default or breach by Sublandlord, and that this Sublease, together with any modifications or amendments, is in full force and effect. Subtenant shall attach to such estoppel certificate copies of this Sublease and all modifications or amendments. To the extent not inconsistent with this Paragraph 13(a), the provisions of Paragraph 29(j) shall also apply to the estoppel certificates described in this Paragraph 13(a).

     Subtenant agrees to give DRI notice of, and an opportunity (which shall in no event be less than forty-five (45) days after written notice thereof is delivered to the mortgagee as herein provided) to cure any Sublandlord default under this Sublease; and Subtenant agrees to accept such cure if effected by DRI. No termination of this Sublease by Subtenant shall be effective until such notice has been given and the cure period has expired without the default having been cured. Further, Subtenant agrees to permit DRI (or purchaser at any foreclosure sale or deed in lieu thereof), and its successors and assigns on acquiring Sublandlord's interest in the Subleased Premises and/or this Sublease, to become Sublandlord hereunder, with liability for all such Sublandlord's obligations. Subtenant agrees to attorn to any successor sublandlord, provided such successor or assign agrees not to disturb the Subtenant's possession hereunder so long as Subtenant is in full compliance with this Sublease.

     (b) Subtenant covenants and agrees to attorn to any successor to Sublandlord's interests in the Subleased Premises.

14. SURRENDER - HOLDING OVER

     (a) Upon the termination of this Sublease for reasons other than Subtenant's default under Sublease or expiration of the Sublease, Subtenant shall remove all of its facilities and equipment, including, but not limited to, the Additional Equipment and Facilities, from the Subleased Premises, repair any damage to the Subleased Premises, the Common Areas or the Building resulting from such removal and restore the Subleased Premises to a condition mutually agreed upon by Sublandlord and Subtenant at the time of such expiration or termination, normal wear and tear and damage not caused solely by Subtenant excepted, unless such obligations to restore the Subleased Premises, or any part thereof, to a condition mutually agreed upon by Sublandlord and Subtenant at the time of such expiration or termination, have been waived in writing by Sublandlord. If Subtenant fails to remove all of its facilities and equipment, including but not limited to, the Additional Equipment and Facilities, from the Subleased Premises on or before thirty (30) days after the termination or expiration of this Sublease, all such facilities and equipment, including, but not limited to, the Additional Facilities and Equipment, shall become the personal property of Sublandlord without any compensation to Subtenant therefor.

     (b) If Subtenant shall hold over the expiration or sooner termination of this Sublease, such holding over shall not be deemed a renewal of this Sublease but shall be deemed to create a tenancy-at-sufferance terminable upon no more than seven (7) days notice to Subtenant. During any such holding over, Subtenant shall continue to be bound by all of the terms and conditions of this Sublease, except that during such tenancy-at-sufferance, Subtenant shall pay rent at the rate equal to one hundred twenty-five percent (125%) of the Annual Rent and Additional Rent payable during the immediately preceding year of the Term. The increased rent during such holding over is intended to partially compensate Sublandlord for losses, damages and expenses anticipated to be incurred by Sublandlord as a result of such holding over. If Sublandlord loses a prospective tenant because Subtenant fails to vacate the Subleased Premises on the expiration or sooner termination of this Sublease, Subtenant will be liable for all damages, costs and expenses, including, but not limited, to fees of attorneys, brokers, experts and consultants, directly, indirectly and consequentially incurred by Sublandlord because of Subtenant's wrongful failure to vacate timely, less the amount of the holdover rent in excess of one hundred percent (100%) of the then applicable Annual Rent.

15. BROKER'S DISCLOSURE AND COMMISSIONS

     Sublandlord and Subtenant hereby represent, covenant, and warrant to the other that neither of them has dealt with any real estate broker, finder or other person with respect to this Sublease in any manner. Sublandlord and Subtenant shall indemnify, defend, and hold harmless the other from any and all damages resulting from claims that may be asserted against the other resulting from a breach of this covenant. The provisions of this paragraph shall survive the expiration or sooner termination of this Sublease.

16. TELECOMMUNICATION ENTRANCES AND CONDUITS

     Subtenant shall have the right to construct, or have constructed on its behalf, up to three (3) diverse telecommunication entrances from the exterior of the Building to the Subleased Premises. Subtenant may extend this right to a third party provided the entrances are constructed for the benefit of Tenant. All such construction shall be subject to the terms and conditions of Paragraph 8(b) hereof. Any aforementioned telecommunication entrances shall become the property of the Sublandlord and shall be surrendered with the Subleased Premises upon the expiration of this Sublease or earlier termination. Subtenant shall also have the right to core drill from the Subleased Premises to the lowest level of the Building as necessary or saw cut the slab 1 to install new power and data conduits. Subtenant shall have the right to install up to six 4-inch conduits per riser. All such construction and installation shall be subject to the terms and conditions of Paragraph 8(b) hereof.

17. PERMITS

     Subtenant shall be responsible for obtaining, at its cost and expense, any and all permits necessary for the operation of its telecommunications business and for any construction, improvements and/or alterations performed by or on behalf of Subtenant within the Subleased Premises, within the Building, or outside of the Building. Sublandlord agrees to cooperate with Subtenant to obtain any such permits.

18. UTILITIES

     (a) Sublandlord shall make approximately 600 amps 480 volt, 3-phase, 4-wire A/C of electric capacity available to Subtenant in the Subleased Premises. Subtenant shall extend such A/C electric capacity from Sublandlord's switch gear facility located on level 1B to the Subleased Premises, at Subtenant's sole cost and expense. Subtenant shall also obtain, at its own expense, and pay for its entire supply of electric current, which current shall be measured by direct separate metering by the local power company or by submetering if such direct separate metering is not available. If Subtenant requires additional electricity, Subtenant will have the right, at its sole cost and expense, with the cooperation of the Sublandlord, to reconfigure Subtenant's switch equipment and facilities and to make application directly to the public utility serving the Building for such additional electricity.

     (b) Sublandlord shall provide Subtenant with electricity, at no cost to Subtenant, from the Possession Date to the Rent Commencement Date (the "Construction Period"). Subtenant shall be responsible for paying for its own electricity during the Term of this Sublease after the Rent Commencement Date in accordance with the provisions of Paragraph 18(a) hereof.

     (c) Sublandlord shall provide Subtenant with heating and air conditioning for the Subleased Premises at levels similar to those maintained in Class "A" office buildings ("HVAC Service").

     (d) Sublandlord shall not be liable for the interruption of any of the above-mentioned services caused by strikes, lockouts, accidents or other causes beyond the reasonable control of Sublandlord. Any such interruption of service shall never be deemed an eviction or disturbance of Subtenant's use and possession of the Subleased Premises or any part thereof, or render Sublandlord liable to Subtenant for damages, or relieve Subtenant from performance of Subtenant's obligation under this Sublease, unless the interruption is the result of Sublandlord's gross negligence or willful misconduct. Sublandlord shall use its best efforts to restore the interrupted service within a reasonable time after interruption if the cause of interruption is subject to Sublandlord's control. If such interruption of the above-mentioned services is within Sublandlord's control and such interruption continues for more than five
(5) consecutive business days, then rent shall be abated until such time as all such above-listed services are restored.

19. FENCING

     Subtenant shall have the right to fence or screen in the 1B Space provided Subtenant complies with the terms and conditions of Paragraph 8(b) hereof for the construction and installation of any such fence or screen. Subtenant shall provide Sublandlord with all keys, cards or other devices necessary for Sublandlord to gain access to the 1B Space behind such screens or fences. Upon the termination of this Sublease for reasons other than Subtenant's default or expiration of this Sublease, Subtenant shall remove any and all such fences and screens, repair any damage to the Subleased Premises, the Common Areas or the Building done by such removal, and restore the Subleased Premises to their original condition, normal wear and tear and damage not caused solely by Subtenant excepted, unless such obligations to restore the Subleased Premises, or any part hereof, to their original condition have been waived in writing by Sublandlord.

20. SECURITY

     Subtenant shall have the right to install a private security system for the Subleased Premises provided Subtenant complies with the terms and conditions of Paragraph 8(b) hereof. Subtenant shall provide Sublandlord with any keys, cards or other devices necessary for Sublandlord to gain access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week. Subtenant shall keep, maintain and make available to Sublandlord upon Sublandlord's request all security system data, including, but not limited to, entry and exit records for the Subleased Premises, for a period of one (1) year from the date of any such entrance and exit. Upon the termination of this Sublease, Subtenant shall remove such security system, repair any damage to the Subleased Premises, the Common Areas or the Building done by such removal, and restore the Subleased Premises to their original condition, normal wear and tear and damage not caused solely by Tenant excepted, unless such obligations to restore the Subleased Premises, or any part thereof, to their original condition have been waived in writing by Sublandlord.

21. ENVIRONMENTAL COMPLIANCE

     (a) Definitions.

         (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances into any environmental media and into or on any portion of the Building, the Common Areas, or the Subleased Premises, or any part thereof, so as to require remediation, clean up or investigation under any applicable Environmental Laws.

         (ii) "Environmental laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances, and the like concerning protection of human health and/or the environment.

         (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance or waste as those terms are defined by any applicable federal or state law or regulation (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et.seq. ("CERCLA") and the Resource Conversation and Recovery Act, 42 U.S.C. 6901 et. seq. ("RCRA") and petroleum products and oil.

     (b) Compliance. Subtenant warrants that all its activities in the Subleased Premises, the Building and the Common Areas during the Term of this Sublease will be conducted in compliance with Environmental Laws.

     (c) Registrations. Subtenant, at Subtenant's sole cost and expense, shall obtain and at all times comply with the terms and conditions of all permits or licenses or approvals under Environmental Laws necessary for Subtenant's operation of its business in the Subleased Premises and shall comply with the terms and conditions of all such permits, licenses, approvals, notifications, and registrations and with any other applicable Environmental Laws. Subtenant warrants that it has obtained or, at the appropriate time, will obtain, all such permits, licenses or approvals and has made or, at the appropriate time, will make all notifications and registrations required by any applicable Environmental Laws necessary for Subtenant's operation of its business in the Subleased Premises.

     (d) Hazardous Substances. Subtenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Subleased Premises, the Building or the Common Areas, except for normal cleaning fluids and chemicals and (ii) battery fluid properly contained within Subtenant's backup battery system, and then only in compliance with all Environmental Laws and the requirements of any insurance carrier insuring the Building, the Common Areas and/or the Subleased Premises. Subtenant shall not cause or permit the release of any Hazardous Substances into any environmental media such as air, water or land, or into or on the Subleased Premises, the Building or the Common Areas. If any such release for which Subtenant is responsible under this paragraph shall occur during the Term, Subtenant shall, at its sole cost and expense, (i) immediately take all necessary steps to contain, control and clean up such release and any associated contamination, (ii) notify Sublandlord and DRI, and
(iii) take any and all action which may be required by Environmental laws, governmental agencies, Sublandlord and DRI. Subtenant shall, under no circumstances whatsoever, (iv) treat, store or dispose of any Hazardous Waste (as all such terms are defined by RCRA, and the regulations promulgated thereunder) within the Subleased Premises, the Building or the Common Areas, (v) discharge Hazardous Substances into the storm system serving the Building, or
(vi) install any underground tank or underground piping on or under the Building.

     (e) Indemnity. Subtenant shall and hereby does indemnify, defend and hold DRI and Sublandlord harmless from and against any and all expense, loss and liability suffered by either of them and/or their respective employees, agents, officers, partners, tenants, concessionaires, contractors, licensees, invitees, guests, successors or assigns by reason of Subtenant's improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Subtenant's breach of any warranty or breach of any of the covenants or provisions of this Paragraph 21. Such expenses, losses and liability shall include, without limitation, (i) any and all expenses that are incurred by DRI and/or Sublandlord in complying with any Environmental Laws as a result of Subtenant's failure to comply with the terms of this Sublease; (ii) any and all costs that DRI and/or Sublandlord may incur in studying or remedying any contamination at or arising from the Subleased Premises, the Building or the Common Areas as a result of or in connection with Subtenant's breach of any warranty or breach of any of the covenants or provisions of this Paragraph 21;
(iii) any and all costs that DRI and/or Sublandlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances that Subtenant improperly stored, generated, handled, treated, transported or disposed of or failed to remove from the Subleased Premises, the Building or the Common Areas; (iv) any and all fines, penalties or other sanctions assessed upon DRI and/or Sublandlord by reason of Subtenant's failure to comply with Environmental laws; and (v) any and all legal and professional fees and costs incurred by DRI and/or Sublandlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Sublease.

22. ACCESS

     (a) Subtenant shall have access to the Subleased Premises and the Common Areas twenty-four (24) hours a day, seven (7) days a week and shall have access to the cafeteria located in the Building during such hours as the cafeteria may be open for business. Any of Subtenant's employees, agents, contractors, licensees, or invitees or Subtenant's Telecommunications Customers desiring unescorted access to the Subleased Premises, the Common Areas and the cafeteria shall be subject to all such security checks that Sublandlord deems necessary, in its sole and absolute discretion. If Sublandlord determines, in its sole and absolute discretion, that any such employee, agent, contractor licensee, or invitee of Subtenant or Subtenant's Telecommunications Customer has passed the security checks, Sublandlord shall issue to such employee, agent, contractor, licensee, or invitee of Subtenant or Subtenant's Telecommunications Customer a picture identification card which shall be worn and openly displayed while in the Building or the subleased Premises. If Sublandlord determines, in its sole and absolute discretion, that any such employee, agent, contractor, licensee or invitee of Subtenant or Subtenant's Telecommunications Customer fails the security checks, then such employee, agent, contractor, licensee or invitee of Subtenant or Subtenant's Telecommunications Customer shall not be granted unescorted or escorted access to the Subleased Premises or the Building. All of Subtenant's escorted visitors, guests and invitees, must check in with the security desk in the lobby of the Building and obtain a visitor's pass prior to gaining access to the building and the Premises. Subtenant shall have the right to access and use the Building's loading dock during the Term of this Sublease. Subtenant shall coordinate its use of the loading dock so that Subtenant's use of the loading dock shall not interfere with any other occupant's use of the loading dock.

     (b) Sublandlord shall have access to the Subleased Premises twenty-four
(24) hours a day, seven (7) days a week without giving Subtenant prior notice. Notwithstanding the foregoing sentence, Sublandlord agrees to give Subtenant not less than forty-eight (48) hours prior notice before performing any maintenance within the Subleased Premises, except in cases of an emergency, which shall be determined by Sublandlord in its sole and absolute discretion, in which case Sublandlord shall not be required to notify Subtenant before performing any maintenance in the Subleased Premises.

23. USE

     Subtenant shall use the Subleased Premises solely for general office use and the installation, operation, maintenance, replacement and repair of telecommunications and switch equipment and facilities, including the co-location of communications and switch equipment and facilities owned by third parties in connection with Subtenant's operation of a telecommunications business. Prior to installing any non-telecommunications equipment or facilities of Subtenant or any third party in the Subleased Premises (the "Additional Equipment and Facilities"), Subtenant shall provide Sublandlord with a list of all such equipment and facilities for Sublandlord's written approval, such approval to be in Sublandlord's sole and absolute discretion. Sublandlord shall use reasonable efforts to approve or disapprove such equipment or facilities within ten (10) business days after Sublandlord's receipt of such list of equipment and facilities. Such equipment and facilities shall be deemed rejected if Sublandlord does not approve or disapprove such equipment or facilities within said 10-day period. Subtenant's and any third party's telecommunications and switch equipment and facilities, and the Additional Equipment and Facilities shall not interfere with Sublandlord's, DRI's or any Building occupants use of the Building. Subtenant shall not sue or permit the Subleased Premises to be used for any other purpose without prior written approval of Sublandlord in its sole and absolute discretion.

24. PARKING

     Subtenant shall have the exclusive use of four (4) designated, reserved parking spaces in the parking area in the Building during the Term at the prevailing rate for such parking space within the Building. Subtenant shall pay to Sublandlord as Additional Rent each month during the Term all amounts due for such parking spaces. All such spaces shall be used in accordance with the terms of the Master Lease.

25. SUBLANDLORD'S COVENANT

     Sublandlord covenants that it has the right to enter into this Sublease for the Term and if Subtenant shall pay the rents and perform the covenants, terms and conditions of this Sublease and if Subtenant is not in default hereunder, Subtenant shall, during the Term hereof, peaceably and quietly have, hold and enjoy the Subleased Premises, subject, however, to the terms, covenants and conditions of the Master Lease and this Sublease and subject further to the rights of any mortgagee of the Building and/or Sublandlord's interest in this Sublease.

26. NOTICES

     Unless otherwise provided in this Sublease, all notices, demands, requests or other communications required or desired to be given hereunder by either party to the other shall be in writing and shall be deemed duly given (i) when delivered, if delivered in person (with receipt therefor); (ii) two (2) postage prepaid, return receipt requested; (iii) one (1) business day after sending, if sent by a nationally recognized overnight courier service (e.g., Federal Express, DHL, UPS); or (iv) when sent, if sent by facsimile, after receiving confirmation of the other party's receipt of the facsimile. Notice to the respective parties shall be addressed as follows:

To Sublandlord:   Virginia Electric and Power Company
                  ATTN: Senior Real Estate Administrator
                  One James River Plaza, 6th Floor
                  P.O. Box 26666
                  Richmond, Virginia 23261
                  Facsimile Number: (804) 771-3113

With a copy to:   Virginia Electric and Power Company
                  ATTN: Manager Corporate Security and
                  Administrative Services
                  One James River Plaza, 6th Floor
                  P.O. Box 26666
                  Richmond, Virginia 23261
                  Facsimile Number: (804) 771-4842

To Subtenant:     Net2000 Communications Real Estate, Inc.
                  8180 Greensboro Drive, Suite 500
                  McLean, Virginia  22102
                  Attention: Regulatory & Law Director
                  Facsimile Number: (703) 749-1524

                  With copies to:

                  Net2000 Communications Real Estate, Inc.
                  2195 Fox Mill Road
                  Herndon, Virginia 20171
                  Attention: Facilities Manager
                  Facsimile Number: (703) 793-2856
                  and:

                  Garrett C. Burke, Esquire
                  Young Goldman & Van Beek, P.C.
                  P.O. Box 1946
                  Alexandria, Virginia 22313-1946
                  Facsimile Number: (703) 548-4742

                  Overnight Delivery: Suite 416, 510 King Street
                                      Alexandria, Virginia 22314

Each party may, by like written notice given at least fifteen (15) days in advance of its being effective, designate alternative addresses and/or addresses to which such notices shall be directed.

27. DAMAGE BY FIRE, ETC.

     If the Subleased Premises shall be partially damaged by fire or other casualty insured under Sublandlord's insurance policies, and if DRI or its applicable lender(s) shall permit insurance proceeds paid as a result thereof to be so used, then upon receipt of the insurance proceeds, Sublandlord is obligated, except as otherwise provided herein, to promptly repair and restore the same (exclusive of improvements made by Subtenant and exclusive of Subtenant's trade fixtures, decorations, signs and contents) substantially to the condition thereof immediately prior to such damage or destruction; limited, however, to the extent of the insurance proceeds received by Sublandlord. If by reason of such occurrence: (a) the Subleased Premises are rendered wholly untenantable; (b) the Subleased Premises are damaged in whole or in part as a result of a risk which is not covered by Sublandlord's insurance policies; (c) DRI's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; or (d) the Building is damaged (whether or not the Subleased Premises are damaged) to an extent of fifty percent (50%) or more of the fair market value thereof, Sublandlord or DRI may elect either to repair or cause to be repaired the damage as aforesaid, or Sublandlord may cancel this Sublease by written notice of cancellation given to Subtenant within sixty-five
(65) days after the date of such occurrence, and thereupon this Sublease shall terminate with no further liability to either party, except as set forth herein. Subtenant shall vacate and surrender the Subleased Premises to Sublandlord within ten (10) days after receipt of such notice of termination. In addition, Subtenant may terminate this Sublease by written notice given to Sublandlord at any time between the one hundred eighty-first (181st) and the two hundred thirtieth (230th) days after the occurrence of any such casualty, if Sublandlord has failed to restore the damaged portions of the Building (including the Subleased Premises) within one hundred eighty (180) days of such casualty. However, if Sublandlord is prevented by causes beyond its reasonable control (including, without limitation, those encompassed in the meaning of the term force majeure ("Delays"), from completing the restoration within said one hundred eighty (180)-day period, and if Sublandlord provides Subtenant with written notice of such cause for delay, then Sublandlord shall have no additional period beyond said one hundred eighty (180) days, equal to the Delays in which to restore the damaged areas of the Building; and, Subtenant may terminate this Sublease after said additional period beyond said one hundred eighty (180) days, equal to the Delays in which to restore the damaged areas of the Building; and, Subtenant may terminate this Sublease after said additional period required for completion has expired with the Building not having been substantially restored. In such case, Subtenant shall vacate and surrender the Subleased Premises to Sublandlord within ten (10) days after the expiration of Sublandlord's date certain for restoration to be completed as set forth in the preceding sentence. Upon the termination date of this Sublease as aforesaid, Subtenant's liability for the Annual Rent shall cease as of the effective date of the termination of this Sublease, subject, however, to the provisions for abatement of Annual Rent hereinafter set forth.

     Unless this Sublease is terminated as aforesaid, this Sublease shall remain in full force and effect, and Subtenant shall promptly repair, restore, or replace Subtenant's improvements, trade fixtures, decorations, signs and contents in the Subleased Premises, the Common Areas and the Building in a manner and to at least a condition equal to that existing prior to their damage or destruction.

     If by reason of such fire or other casualty the Subleased Premises are rendered wholly untenantable, the Annual Rent and other charges payable by Subtenant shall be fully abated, or if only partially damaged, such Annual Rent and other charges shall be abated proportionately as to that portion of the Subleased Premises rendered untenantable, in either event (unless this Sublease is terminated, as aforesaid) from the date of such casualty until receipt of notice by Subtenant from Sublandlord that the subleased Premises have been substantially repaired and restored, or until Subtenant's business operations are restored in the entire Subleased Premises, whichever shall first occur. Subtenant shall continue the operation of Subtenant's business in the Subleased Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. Except for the abatement of the Annual Rent hereinabove set forth, Subtenant shall not be entitled to, and hereby waives, all claims against Sublandlord and DRI for any compensation or damage for loss of use of the whole or any part of the Subleased Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration.

28. EMINENT DOMAIN

     If all of the Subleased Premises, or such part thereof as will make the same unusable for the purposes contemplated by this Sublease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Sublease shall terminate as of the date possession is taken by the condemnor, and Annual Rent shall be adjusted between Sublandlord and Subtenant as of such date. If only a portion of the Subleased Premises is taken and Subtenant can continue use of the remainder, then this Sublease will not terminate, but Annual Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Subtenant shall have no right or claim to any part of any award made to or received by Sublandlord or DRI for any taking and no right or claim for any alleged value of the unexpired Term of this Sublease; provided, however, that Subtenant shall not be prevented from making a claim against the condemning governmental authority (but not against Sublandlord or DRI) for any moving expenses or taking of Subtenant's personal property, or such other award as may be allowed by law without reducing Sublandlord's award.

29. MISCELLANEOUS PROVISIONS

     (a) Except as may be otherwise provided in this Sublease, in the event of any action or proceeding brought by either Sublandlord or Subtenant against the other under this Sublease, the prevailing party shall be entitled to recover from the other party the reasonable fees and expenses of its attorneys and its court costs, expert witness fees and other reasonable expenses incurred in such action or proceeding, including those incurred by or through any appeal.

     (b) This Sublease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. In case one or more of the provisions contained in this Sublease or their application shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Sublease and any other applications of such provisions shall not in any way be affected or impaired.

     (c) Notwithstanding anything in this Sublease to the contrary, the rights of Subtenant are subject to all matters of title and survey as to which Sublandlord's rights under the Master Lease are subject.

     (d) Sublandlord shall, at Sublandlord's cost, provide Subtenant with a listing in the Building's directory if SL makes such a listing available to the other tenants in the Building.

     (e) This Sublease contains the entire understanding between the parties with respect to the subject matter or this Sublease. The provisions of this Sublease may not be waived or modified orally or in any other manner than by an agreement in writing signed by both parties or their respective successors in interest.

     (f) Sublandlord may assign its rights under this Sublease without affecting the obligations of Subtenant hereunder; upon any such assignment, Sublandlord shall be relieved of all responsibility and shall be released from any liability thereafter accruing under this Sublease so long as the same shall have been accepted by the assignee directly or by operation of law. If any prepaid Annual Rent has been paid by Subtenant, Sublandlord may transfer the Security Deposit and/or prepaid Annual Rent to Sublandlord's successor, and upon such transfer, Sublandlord shall be released from liability for return of the Security Deposit or prepaid Annual Rent.

     (g) This Sublease may not be recorded by either party; provided, however, both parties agree, upon request of the other party, to execute a Memorandum hereof for recording purposes, the preparation and recording costs of which shall be borne by the requesting party.

     (h) If Sublandlord or its employees, officers, directors or stockholders are ordered to pay Subtenant a money judgment because of Sublandlord's default under this Sublease, said money judgment may only be enforced against and satisfied solely out of Sublandlord's interest in the Subleased Premises, including the rental income and proceeds from the lease thereof or any part thereof. No other assets of Sublandlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

     (i) The obligations, covenants, indemnifications, representations and liabilities of Subtenant accruing under this Sublease prior to the expiration or earlier termination of the Term of this Sublease shall survive such expiration or earlier termination.

     (j) In addition to the estoppel certificates described in Paragraph 13(a) hereof, Subtenant shall execute and deliver to Sublandlord, or any proposed purchaser of Sublandlord's interest under this Sublease, estoppel certificates with regard to the status of this Sublease in such form and substance as may from time to time be reasonably requested by Sublandlord. In the event that Subtenant shall fail, for a period of seven (7) days after receipt of the written request, to execute such certificate or to express in writing the manner in which any such certificate tendered for execution is incorrect, the certificate as tendered shall be conclusively deemed for all purposes to be correct and may be relied upon by the anticipated recipient and any third persons. To the extent not inconsistent with this Paragraph 29(j), the provisions of Paragraph 13(a) shall also apply to the estoppel certificates described in this Paragraph 29(j).

     (k) The various rights, elections and remedies of Sublandlord contained in this Sublease shall be cumulative and no one of them shall be construed as exclusive of any of the others, or of any right, priority or remedy allowed or provided for by law or in equity, including injunctive relief.

     (l) The captions by which the paragraphs of this Sublease are identified are for convenience only and shall have no effect upon the interpretation of this Sublease. Wherever the context so requires, the singular number shall include the plural, the plural shall refer to the singular and the neuter gender shall include the masculine and feminine genders.

     (m) Subject to the restrictions on assignment and subletting set forth in Paragraph 6 hereof, the covenants, terms and conditions of this Sublease shall inure to the benefit of and be binding upon Sublandlord and Subtenant and their respective successors and assigns.

     (n) This Sublease shall be governed and interpreted in accordance with the laws of the Commonwealth of Virginia.

     (o) With respect to any actions, consents, requests or requirements that either party is required to satisfy, perform or give to the other party hereunder, both parties agree that, except as expressly provided herein to the contrary, they shall act in a commercially reasonable manner in satisfying, performing or giving such actions, consents, requests or requirements, except as otherwise noted herein.

     (p) Subtenant agrees to comply with and adhere to the following additional rules and regulation

         (1) Obstruction of Common Areas. Subtenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Subtenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Subleased Premises, and shall move all such items and waste that are at any time being taken from the Subleased Premises directly to the areas designated for disposal. All courts, passageways, entrances, exists, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Sublandlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Sublandlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Subtenant deals within the normal course of Subtenant's business so long as such persons are not engaged in illegal activities.

         (2) Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Subtenant if its agents, guests, licensees, employees or invitees or Subtenant's Telecommunications Customers shall have caused it.

         (3) Intoxication. Sublandlord reserves the right to exclude or expel from the Building any person who, in the judgment of Sublandlord is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the rules and regulations set forth herein.

         (4) Nuisances and Certain Other Prohibited Uses. Subtenant shall not
     (a) use the Subleased Premises for housing, lodging, or sleeping purposes;
     (b) place any musical or sound producing instrument or device inside or outside the Subleased Premises which may be heard outside the Subleased Premises; (c) operate any electrical device from which may emanate waves that could interfere with or impair radio and/or television broadcasting, reception, or transmission from or in the Building or elsewhere; (d) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (e) make or permit any objectionable noise or odor to emanate from the Subleased Premises; (f) disturb, harass, solicit or canvas any occupant of the Building; (g) do anything in or about the Subleased Premises which could be a nuisance or tend to injure the reputation of the Building; and (h) allow any firearms in the Building or the Subleased Premises except as approved by Sublandlord in writing.

         (5) Solicitation. Subtenant shall not canvas other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Subleased Premises unless ordinarily embraced within the subtenant's permitted use as specified in Paragraph 23 of this Sublease.

         (6) Energy Conservation. Subtenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Sublandlord to insure the most effective operation of the Building's heating and air conditioning.

         (7) Parking. Parking is in designated parking areas only. There may be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Sublandlord reserves the right to remove vehicles that do not comply with this Sublease or these rules and regulations and Subtenant shall indemnify and hold harmless Sublandlord from its reasonable exercise of these rights with respect to the vehicles of Subtenant and its employees, agents and invitees.

     IN WITNESS WHEREOF, and intending to be legally bound, one to the other, the parties hereto have executed this Sublease as of the date first set forth above.


                                  SUBLANDLORD:

                                  VIRGINIA ELECTRIC AND POWER
                                  COMPANY, a Virginia public service corporation

                                  By: /s/ James A. White
                                      ------------------------------------------
                                  Name: James A. White
                                        ----------------------------------------
                                  Its: SR. V.P. Human Resources
                                       -----------------------------------------


                                  SUBTENANT:

                                  NET2000 COMMUNICATIONS REAL
                                  ESTATE, INC., a Delaware corporation

                                  By: /s/ Kathy Dickerson
                                      ------------------------------------------
                                  Name: Kathy Dickerson
                                        ----------------------------------------
                                  Its: Vice President HR & Administration
                                       -----------------------------------------